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SATISFACTION: The Debt evidenced by this Note has been satisfied in full this
______ day of __________, 19__.
Signed: ________________________________


                     BALANCE PURCHASE MONEY PROMISSORY NOTE

                                                                Charlotte, N.C.
$300,000.00                                                        May 15, 1998

      FOR VALUE RECEIVED the undersigned, jointly and severally, promise to pay to THOMAS T. ARCHER and wife, MARTHA CASHION ARCHER or order, the principal sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00), with interest from May 30, 1998, at the rate of EIGHT AND 50/100 percent (8.5%) per annum on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of THOMAS T. ARCHER and wife, MARTHA CASHION ARCHER, 211 Winthrow Creek Road, Mooresville, NC 28115 or at such place as the legal holder hereof may designate in writing. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. The principal and interest shall be due and payable as follows:

      Sixty (60) monthly installments of principal and interest in the sum of Two Thousand, Nine Hundred Fifty-Four and 22/100 Dollars ($2,954.22), the first monthly installment due and payable on June 30, 1998 with the remaining monthly installments due and payable on the 30th day of each month thereafter until June 30, 2003, at which time the entire principal balance plus accrued interest shall be due and payable in full.

      If not sooner paid, the entire remaining indebtedness shall be due and payable on June 30, 2003.

      If payable in installments, each such installment shall, unless otherwise provided, be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal.

      Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

      In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten
(10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon and, the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note and the Deed of Trust, if any, shall bear interest at the rate of EIGHT AND 50/100 percent (8.5%) per annum after default until paid.


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      All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note and the Deed of Trust notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

      Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay the holder reasonable attorneys fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against the property described in the Deed of Trust or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

      This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

      This Note is given in consideration for the purchase of real estate located in North Carolina from the named payees, and is secured by a balance purchase money deed of trust of even date to Joseph N. Tissue, Trustee which is a first lien upon the property therein described.

      IN TESTIMONY WHEREOF, each corporate maker has caused this instrument to be executed in its corporate name by its President, attested by its Assistant Secretary, and its corporate seal to be hereto affixed, all by order of its Board of Directors first duly given, the day and year first above written.


                                        BOAT TREE, INC., a Florida corporation


                                        By:  /s/ Joe G. Pozo, Jr.
                                             ---------------------------------
                                             Joe G. Pozo, Jr.
ATTEST:

-------------------------------
Assistant Secretary

                  (Corporate Seal)